Exhibit 99.1

FOR IMMEDIATE RELEASE

TechTarget Reports Third Quarter 2014 Financial Results

Online revenues up 29%

Newton, MA — November 4, 2014 — Technology media company TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months ended September 30, 2014:

•	Online revenues up 29%

•	North American online revenues up 28%

•	International online revenues up 29%

•	IT Deal AlertTM revenues up 661%

•	Adjusted EBITDA up 88%

•	2014 forecast increased

“We are very pleased that online revenues were up 29% in the third quarter” said Greg Strakosch, TechTarget CEO. “We saw strength in all geographies and product areas. The increase in online revenues contributed to 88% adjusted EBITDA growth. We’re optimistic that our current momentum will carry into Q4 and 2015.”

Our revenue for Q3 2014 grew 20%, to $26.4 million, when compared with the same period in 2013. Online revenue for Q3 2014 grew 29% to $24.2 million compared to Q3 2013.

Adjusted EBITDA (earnings before interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to eliminate secondary offering costs and stock-based compensation) for Q3 2014 increased 88% to $4.9 million compared to $2.6 million for Q3 2013.

Total gross profit margin for Q3 2014 was 74%, compared to 70% for Q3 2013. Online gross profit margin increased to 75% for Q3 2014, compared to 71% for Q3 2013. Events gross profit margin increased to 64% for Q3 2014, as compared to 63% for Q3 2013.

Net income was $0.9 million for Q3 2014 compared to $0.6 million in Q3 2013. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense, secondary offering costs and the related income tax impact of these charges) for Q3 2014 was $2.3 million compared to $1.3 million in Q3 2013. Net income per basic share for Q3 2014 was $0.03 compared to $0.01 for Q3 2013. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q3 2014 was $0.07 compared to $0.03 for Q3 2013.

As of September 30, 2014, our cash, cash equivalents and investments totaled $42.4 million, and we had no outstanding bank debt.

In the quarter, we purchased 311,522 shares related to a previously announced Stock Repurchase Program at an average price of $8.49, reducing the outstanding share count to 32,983,218 shares as of September 30, 2014.

Recent Company Highlights

•	We had more than 175 IT Deal Alert customers in the quarter. We recognized $4.8 million of IT Deal Alert revenue in the quarter which is up 661% from a year ago and up 17% sequentially from last quarter.

•	International online revenues were up 29% in the quarter over the third quarter of 2013. International online revenues represented 32% of online revenues.

•	As the official media partner for the VMworld Awards for the seventh year in a row, TechTarget’s SearchServerVirtualization.com™ staff appointed a team of experts and editors that selected 19 winning products from more than 200 entries.

Q4 and Updated 2014 Financial Guidance

In the fourth quarter of 2014, the Company expects total revenues to be within the range of $28.4 million to $29.6 million, online revenues within the range of $25.5 million to $26.5 million, events revenues within the range of $2.9 million to $3.1 million and adjusted EBITDA to be within the range of $6.0 million to $7.0 million.

For 2014, we expect overall revenues to be between $104 million and $105 million and adjusted EBITDA to be between $19 million and $20 million.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (November 4, 2014). Supplemental financial information and our Chief Executive Officer’s Letter to Shareholders will be posted to the Investor Information section of our website simultaneously with this press release.

NOTE: Our Chief Executive Officer’s Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Information section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-855-669-9657 (Canadian callers) or 1-412-902-4121 (International callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning November 4, 2014 one (1) hour after the conference call through December 4, 2014 at 9:00 a.m. ET. To listen to the replay, for US, dial 1-877-344-7529 and use the conference number 10053415. Canadian callers should dial 1-855-669-9658 and also use the conference number 10053415. International callers should dial 1-412-317-0088 and also use the conference number 10053415. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term

“adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude secondary offering costs, stock-based compensation and restructuring charges, if any. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation, secondary offering costs and restructuring charges, if any, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including particularly continued increased sales of our IT Deal Alert offering and continued increased international growth; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget (NASDAQ: TTGT) is the Web’s leading destination for serious technology buyers researching and making enterprise technology decisions. Our extensive global network of online and social media, powered by TechTarget’s Activity Intelligence™ platform, allows technology sales and marketing teams to leverage real-time purchase intent data to more intelligently engage technology buyers and prioritize follow-up based on active projects, technical priorities and business needs. With more than 120 highly targeted technology-specific websites and a wide selection of custom advertising, branding, lead generation and sales enablement solutions, TechTarget delivers unparalleled reach and innovative opportunities to drive technology sales and marketing success around the world.

TechTarget has offices in Atlanta, Beijing, Boston, London, Munich, Paris, San Francisco, Singapore and Sydney.

To learn how you can engage with serious technology buyers worldwide, visit techtarget.com and follow us @TechTarget.

(C) 2014 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert, Activity Intelligence and SearchServerVirtualization.com are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Contacts:

Investor Inquiries	Media Inquiries
Janice Kelliher	Peter Ross
Chief Financial Officer	Vice President, Corporate Marketing
TechTarget	TechTarget
617-431-9449	617-431-9668
jkelliher@techtarget.com	pross@techtarget.com

TECHTARGET, INC.

Consolidated Statements of Operations

(in 000’s, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)
Revenues:
Online	$24,218	$18,830	$69,950	$57,676
Events	2,214	3,281	5,607	7,081

Total revenues	26,432	22,111	75,557	64,757

Cost of revenues:
Online(1)	5,949	5,514	18,188	17,580
Events(1)	805	1,221	2,331	2,984

Total cost of revenues	6,754	6,735	20,519	20,564

Gross profit	19,678	15,376	55,038	44,193

Operating expenses:
Selling and marketing(1)	10,964	8,773	30,717	26,986
Product development(1)	1,854	1,680	5,201	5,097
General and administrative(1)	3,628	3,722	10,864	10,307
Depreciation	1,024	961	3,025	2,818
Amortization of intangible assets	451	474	1,356	1,756

Total operating expenses	17,921	15,610	51,163	46,964

Operating income (loss)	1,757	(234)	3,875	(2,771)
Interest and other (expense) income, net	(230)	148	(121)	(225)

Income (loss) before provision for (benefit from) income taxes	1,527	(86)	3,754	(2,996)
Provision for (benefit from) income taxes	589	(663)	1,378	(1,160)

Net income (loss)	$938	$577	$2,376	$(1,836)

Net income (loss) per common share:
Basic	$0.03	$0.01	$0.07	$(0.05)

Net income (loss) per common share:
Diluted	$0.03	$0.01	$0.07	$(0.05)

Weighted average common shares outstanding:
Basic	33,145	39,049	32,907	39,394

Weighted average common shares outstanding:
Diluted	34,663	39,502	34,184	39,394

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenues	$32	$43	$83	$128
Cost of events revenues	—	4	8	12
Selling and marketing	905	645	2,145	1,936
Product development	34	52	92	154
General and administrative	651	638	1,890	1,798

TECHTARGET, INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in 000’s)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)
Net income (loss)	$938	$577	$2,376	$(1,836)

Interest and other expense (income), net	230	(148)	121	225
Provision for (benefit from) income taxes	589	(663)	1,378	(1,160)
Depreciation	1,024	961	3,025	2,818
Amortization of purchase price adj.	66	33	241	146
Amortization of intangible assets	451	474	1,356	1,756

EBITDA	3,298	1,234	8,497	1,949
Secondary offering costs	—	—	510	—
Stock-based compensation expense	1,622	1,382	4,218	4,028

Adjusted EBITDA	$4,920	$2,616	$13,225	$5,977

TECHTARGET, INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Net Income (Loss) per Diluted Share to

Adjusted Net Income per Share

(in 000’s, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)
Net income (loss)	$938	$577	$2,376	$(1,836)
Income tax provision (benefit), GAAP	589	(663)	1,378	(1,160)

Net income (loss) before taxes	$1,527	$(86)	$3,754	$(2,996)
Amortization of intangible assets	451	474	1,356	1,756
Stock-based compensation expense	1,622	1,382	4,218	4,028
Secondary offering costs	—	—	510	—
Amortization of purchase price adjustment	66	33	241	146
Impact of income taxes	(1,379)	(553)	(4,001)	(968)

Adjusted net income	$2,287	$1,250	$6,078	$1,966

Net income (loss) per diluted share	$0.03	$0.01	$0.07	$(0.05)

Weighted average diluted shares outstanding	34,663	39,502	34,184	39,394

Adjusted net income per share	$0.07	$0.03	$0.18	$0.05
Adjusted weighted average diluted shares outstanding	34,663	39,502	34,184	39,861

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	—	—	—	467

Weighted average diluted shares outstanding	34,663	39,502	34,184	39,394

TECHTARGET, INC.

Financial Guidance for the Three Months Ended December 31, 2014

(in 000’s)

	For the Three Months Ended December 31, 2014
	Range
Revenues	$28,400	$29,600

Adjusted EBITDA	$6,000	$7,000

Depreciation, amortization and stock-based compensation	3,200	3,200
Interest and other expense, net	10	10
Provision for income taxes	1,250	1,650

Net income	$1,540	$2,140